UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 29, 2011

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or other jurisdiction of incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2011, Cameron International Corporation, a Delaware corporation (“Cameron” or the “Company”), entered into a definitive agreement (the “Agreement”) to acquire LeTourneau Technologies Drilling Systems and Offshore Products divisions (“LeTourneau”) from Joy Global Inc. (“Joy Global”) for approximately $375 million in cash.  The boards of Cameron and Joy Global Inc. have approved the transaction.  Closing of the purchase of LeTourneau is expected to occur during the 4th quarter of 2011. The entire Agreement, by and among the Company, LeTourneau Technologies, Inc. (“LTI”) and Joy Global Inc. is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Each of the parties to the Agreement has made certain customary representations, warranties and covenants in the Agreement.   Cameron’s obligation to close the sale is conditioned upon (i) the representations and warranties made by Joy  Global and LTI relating to the authority of Joy Global and LTI to enter into and perform its obligations under the Agreement being true and correct in all respects, (ii) all other representations and warranties made by Joy Global and LTI being true and correct, except as would not constitute a material adverse effect (as defined in the Agreement), and (iii) receipt of all necessary approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as certain other customary closing conditions.  The Agreement provides the Company and Joy Global with customary termination rights.

This description of the Agreement is not complete, and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 2.1 and is incorporated herein by reference.  The Agreement contains certain representations, warranties and covenants of the Company and Joy Global that were made for the principal purpose of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors.  Accordingly, investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, and may not be fully reflected in the Company’s subsequent public disclosures to the extent such information is not required to be disclosed.

Item 8.01	Other Events

On August 31, 2011, Cameron issued a press release announcing the acquisition of LeTourneau Technologies Drilling Systems and Offshore Products.  The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this item.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

    The following is being furnished as an exhibit to this report:

Exhibit Number	Exhibit Title or Description
2.1	Stock Purchase Agreement, dated as of August 29, 2011, by and among Cameron International Corporation, LeTourneau Technologies, Inc. and Joy Global Inc.
99.1	Press Release of Cameron International Corporation, dated August 31, 2011 – Cameron to Acquire LeTourneau Technologies Drilling Systems and Offshore Products

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date:     September 1, 2011

Cameron International Corporation
Current Report on Form 8-K
Dated August 29, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
2.1	Stock Purchase Agreement, dated as of August 29, 2011, by and among Cameron International Corporation, LeTourneau Technologies, Inc. and Joy Global Inc.
99.1	Press Release of Cameron International Corporation, dated August 31, 2011 – Cameron to Acquire LeTourneau Technologies Drilling Systems and Offshore Products